Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169590) of Ambow Education Holding Limited of our report dated July 8, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/Shandong Haoxin Certified Public Accountants Co., Ltd

Weifang, the People’s Republic of China

July 8, 2014